Exhibit 99.01

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending June 30, 2009

I.                                         Introduction and Summary

A.                                    Introduction

This quarterly report is submitted by South Carolina Electric & Gas Company to the Public Service Commission of South Carolina (the “Commission”) and the South Carolina Office of Regulatory Staff (“ORS”). It is submitted in satisfaction of the requirements of S. C. Code Ann. § 58-33-277 (Supp. 2007) and the terms of Public Service Commission Order No. 2009-104A.  The report provides updated information concerning the status of construction of V. C. Summer Nuclear Station Units 2 & 3 (the “Units”) and updates the capital cost and construction schedules for the Units as approved in Order No. 2009-104A.  Order No. 2009-104A is the base load review order related to the Units that was issued by the Public Service Commission of South Carolina (the “Commission”) on February 27, 2009.

B.                                    Structure of Report and Appendices

The current reporting period is the quarter ending June 30, 2009.  The report is divided into the following sections:

Section I:	Introduction and Summary;

Section II:	Progress of Construction of the Units;

Section III:	Anticipated Construction Schedules;

Section IV:	Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B)(6) (the inflation indices);

Section V:	Updated Schedule of Anticipated Capital Costs;

Section VI:	Attached Photographs; and

Section VII:	Conclusion.

Quarterly Report: 6/09

Appendices 1, 2, 4, and 5 to this report contain detailed financial, milestone and other information updating the schedules approved by the Commission in Order No. 2009-104A.  For reference purposes, Appendix 3 provides a copy of the original capital cost schedule for the project without adjustments in the form approved in Order No. 2009-104A.

A confidential and a public version of this report and its attachments are being provided. All cost information is based on SCE&G’s share of the project’s cost.

As indicated below, construction of Units 2 & 3 is proceeding in full compliance with the cost and schedule forecasts approved by the Commission, as updated.

C.                                    Construction Schedule and Milestones

As the report indicates, the Company has met all current milestones approved by the Commission in Order No. 2009-104A, as adjusted pursuant to the construction schedule contingencies authorized in that order.  As discussed below, the Commission-approved milestones are being tracked as 146 separate items. Of these, 33 have been completed as of June 30, 2009.

As discussed below, the milestones for the project have been adjusted to reflect the current Performance Measurement Baseline Schedule for construction of the Units.  Pursuant to the engineering, procurement, and construction agreement for the Units (the “EPC Contract”), Westinghouse Electric Company, LLC and Stone & Webster (the “Consortium”) provided this updated schedule to SCE&G on April 1, 2009.  The milestone dates contained in the Performance Measurement Baseline Schedule are fully consistent with the guaranteed Substantial Completion dates for the Units of April 1, 2016 and January 1, 2019 and with the milestones and milestone contingencies approved in Order No. 2009-104A.

D.                                    Construction Costs and Cost Forecasts

As this report indicates, the Company is on track to complete the Units at the construction cost forecast of $4.5 billion in 2007 dollars, net of Allowance for Funds Used During Construction (“AFUDC”), as approved in Order No. 2009-104A.

In Order No. 2009-104A, the Commission recognized that forecasts of AFUDC expense and escalation would vary over the course of the project and required those forecasts to be updated with each quarterly report.  As the following chart shows, the forecasted gross construction cost for the project in 2007 dollars is unchanged.  In addition, reductions in forecasted escalation due to changes in the schedule for incurring capital costs, associated AFUDC reductions, and other reductions in escalation forecasts have reduced the gross construction cost forecast of the units by $20 million compared to the forecast provided in the last quarterly report.

Chart A: Reconciliation of Capital Cost ($000)

Forecast Item	Projected 6/30/09 @ Five-Year Average Escalation Rates	Projected 3/30/09 @ Five-Year Average Escalation Rates	Change

Gross Construction	$6,855,021	$6,875,315	$(20,294)

Less: AFUDC	$312,319	$315,739	$(3,420)

Total Project Cash Flow	$6,542,702	$6,559,576	$(16,874)

Less: Escalation	$2,007,955	$2,024,829	$(16,874)

Capital Cost, 2007 Dollars	$4,534,747	$4,534,747	$0

Chart B compares the current forecast of gross construction costs, including escalation and AFUDC, to the forecast presented by the Company in Docket 2008-196-E.  This chart shows that, while the cost of the plant in 2007 dollars remains at the approved $4.5 billion level, the gross construction cost including escalation and AFUDC is $542 million higher than the original forecast (but as mentioned above is also $20 million less amount reported in the last quarterly filing.)  The increase in the construction cost forecast is due to the changes in forecasted escalation and AFUDC charges as reported in the last quarterly report and as discussed more fully below.

Chart B: Reconciliation of Capital Cost ($000)

Forecast Item	Projected @ 6/30/2009 (Five-Year Average Rates)	As Forecasted Or Approved In Order 2009- 104A	Change

Gross Construction	$6,855,021	$6,313,376	$541,645

Less: AFUDC	$312,319	$264,289	$48,030

Total Project Cash Flow	$6,542,702	$6,049,087	$493,615

Less: Escalation	$2,007,955	$1,514,340	$493,615

Capital Cost, 2007 Dollars	$4,534,747	$4,534,747	$0

As shown in Section E that follows, using less aggressive escalation rates would result in future construction cost forecasts that are well below gross the original estimates provided in Docket 2008-196-E.

E.                                      Escalation Rates

In the current projection, escalation as distinct from AFUDC charges accounts for a $494 million increase in total project cash flows.  There are two components to this escalation increase.  The Performance Measurement Baseline Schedule and related changes in owner’s costs schedules and other items have shifted the forecasted cash flow schedule further into the future.  Under the new schedule, more of the project costs will be spent later in the project schedule than originally forecasted, principally because the schedule allows the receipt of certain high-cost items of equipment to be pushed out into the future.  This change in the timing of capital costs has resulted in an increase in overall escalation forecast for the project.  Changes in the forecasted timing of capital costs are responsible for $107 million of the additional $494 escalation reported above.

The remaining change in escalation, $387 million, relates to changes in the applicable escalation rates.  Under Order No. 2009-104A, escalation for construction costs is computed using historical one-year and five-year escalation rates.  As provided in that order, the five-year escalation rate applies to all costs forecasted beyond the upcoming twelve months.  At this stage of the project, five-year average escalation rates apply to more than 85% of the base construction costs which are subject to indexed escalation.  For that reason, the calculation of escalated project costs is particularly sensitive to the five-year escalation rate.

As shown on Appendix 5, utility construction costs were at historically high levels during the period 2005-2008, and have since dropped substantially.  However, the current five-year averages do not fully reflect the flattening of future escalation rates which has occurred during the last year.  (Please note that the Handy-Whitman Escalation rates are updated semi-annually and no updated information has been released since the last quarterly report was issued.  For that reason, the escalation rates shown here are identical to those presented in the last quarterly report.)

Chart C: Handy-Whitman Escalation Rates

January 2009 Update

Escalation Rate
HW All Steam Index:
One year rate	4.8%
Five Year Average	7.2%
Ten Year Average	4.9%
HW All Steam/Nuclear Index:
One year rate	4.8%
Five Year Average	7.2%
Ten Year Average	4.9%
HW All Transmission Plant Index
One year rate	7.4%
Five Year Average	8.6%
Ten Year Average	5.5%

The Company does not believe that the current five-year projections reflect current inflation expectations.  If the cost projections in this report were made using either one-year escalation rates or ten-year escalation rates in place of five-year rates, the total project cash flow, net of AFUDC, would be less than the $6.0 billion forecast reflected in Order No. 2009-104A.  Using the one-year rates the total project cash flow, net of AFUDC, would be $106 million less than forecasted in Order No. 2009-104A, and using the ten-year rates it would be $181 million less.

Chart D: Reconciliation of Capital Cost ($000)

Forecast Item	As Forecasted Or Approved In Order 2009- 104A	Projected 6/30/09 @ Five-Year Average Escalation Rates	Recomputed Using One- Year Average Escalation Rates	Recomputed Using Ten- Year Average Escalation Rates

Capital Cost, 2007 Dollars	$4,534,747	$4,534,747	$4,534,747	$4,534,747

Plus: Escalation	$1,514,340	$2,007,955	$1,408,285	$1,333,453

Total Project Cash Flow	$6,049,087	$6,542,702	$5,943,032	$5,868,200

Change from Total Project Cash Flow as Forecasted in Order 2009-104A	N/A	$493,615	$(106,055)	$(180,887)

F.                                      Increased AFUDC Expense

The increase in AFUDC expense is currently projected at $48 million compared to the forecast contained in Docket 2008-196-E.  Consistent with Order No. 2009-104A, SCE&G computes AFUDC based on the Construction Work in Progress (“CWIP”) that is outstanding between rate adjustments.  The increase in project cash flow due to escalation has resulted in $26 million of the $48 million increase in forecasted AFUDC.  In addition, SCE&G’s AFUDC rate is currently 8.08% compared to 5.52% in May of 2008.  Based on the FERC-approved AFUDC formula, this rate is forecasted to drop to approximately 5.87% by year-end 2009 as SCE&G improving capital markets allow SCE&G to issue commercial paper to meet its short-term cash needs.  However, increases embedded in the current AFUDC rates account for $22 million of the $48 million forecasted increase in AFUDC charges over the life of the project.

G.                                    Contingency Usage and Availability

As the summary table below indicates, none of the total project contingency of $438 million has been expended to date. One hundred percent of the contingency remains available for use in future periods.

Chart E: Contingency Usage in 2007 Dollars ($000)

Item	As of 06/30/2009	As Approved Order 2009-104A	Change

Total Project Contingency	$438,293	$438,293	$0

Cumulative Contingency to Date (Col. 1: Actual; Col. 2: Approved)	$-0-	$9,968	$(9,968)

Project Contingency Remaining	$438,293	$428,325	$9,968

Percent of Project Contingency Remaining	100%	97.8%	2.2%

As shown in more detail on Appendix, Chart C, and as discussed below, SCE&G currently forecasts that as of 2018 it will have used a cumulative total of $107 million of the $438 million contingency fund to cover the increased escalation costs associated with project schedule changes.  But as discussed more fully in Section H below, if the Company is allowed to update its cash flow projections to conform to the Performance Measurement Baseline Schedule provided to SCE&G by the Consortium on April 1, 2009, then the need to forecast use of this $107 million in contingency funds will be eliminated.

H.                                    Compliance with the Commission Approved Cumulative Project Cash Flow Target

Order No. 2009-104A established the Cumulative Project Cash Flow, listed on Exhibit F to the Combined Application, as the target for measuring the compliance of the project with the cost-related terms of that order.  Order No. 2009-104A provided that this Cumulative Project Cash Flow target would be adjusted with each quarterly report to reflect updated escalation data and any use by the Company of the cost-related contingencies that the Commission approved in Order No. 2009-104A.

Appendix 4, Chart A provides the Cumulative Project Cash Flow target updated for current escalation data as of June 30, 2009 and the current cumulative cash flow schedules for the project.  Appendix 4, Chart B compares the approved Cumulative Project Cash Flow target to the current cumulative cash flow schedules for the project, which include actual costs where available and SCE&G’s working forecasts of annual cash flows for future years.  As shown on Appendix 4, Chart B, until the year 2015 the projected cash flow in each year of the construction schedule is less than or equal to the Cumulative Project Cash flow approved by the Commission in Order No. 2009-104A.  In 2015, for timing reasons, the forecast indicates that the cumulative cash flow will exceed the approved target by $36 million.  For similar reasons, the cash flow, on a cumulative basis, before the use of contingency funds, is forecasted to exceed the target by $207 million in 2016, and $144 million in 2017 and $107 million in 2018.  However, the forecast also indicates that the Company will apply $36 million in contingency funds in 2015 and $171 million of contingency funds in 2016 to offset the full amount of these overages.  SCE&G forecasts that it will have funds sufficient to restore $63 million to the contingency in 2017 and $37 million in 2018.  After doing so, the Company forecasts that it will have $331 million in uncommitted contingency funds remaining at the end of construction.  Available contingency is not forecasted to drop below $170 million at any time during the period 2014-2018.  Accordingly, the analysis presented here shows that the project is in compliance both currently and prospectively with the terms of Order No. 2009-104A.

Furthermore, the timing differences contained in the current forecast are the result of the Performance Measurement Baseline Schedule provided to SCE&G by the Consortium on April 1, 2009.  In Docket No. 2009-293-E, SCE&G has requested that the Commission adopt the milestone schedule and capital cost schedule based on the Performance Measurement Baseline Schedule as the approved schedules for construction of the Units under the Base Load Review Act.  If granted, this relief would constitute an amendment to the approved schedules and would eliminate the timing differences referenced above and the need to commit contingency funds to cover the associated changes in forecasted escalation.  The Base Load Review Act provides for such amendments so long as the changes are not the result of imprudence on the part of the utility. S.C. Code Ann. §§ 58-33-270(E) (Cum. Sup. 2007)

II.                                     Progress of Construction of the Units

Construction of the Project is progressing on schedule to meet the Unit 2 & 3 Substantial Completion dates of April 1, 2016 and January 1, 2019, respectively.  A summary of the status of the Project is addressed in Section II.A-Section II.G below.

A.                                    Licensing and Permitting Update

1.                                      The Combined Operating License Application (COLA)

The COLA review process continues.  The Nuclear Regulatory Commission’s (NRC’s) issuance of a Combined Operating License (COL) for the Units no later than July 1, 2011 is a challenge as noted in Section II.A.1(a)(2) herein.  Issuance of a COL by that date will allow nuclear safety related construction to begin on the Units on a schedule that supports the Substantial Completion dates set forth above. The status of the major COLA review areas is as follows:

a)                                      Nuclear Safety Review

1)                                     The Staff of the NRC is proceeding with its Phase 1 review of the Safety Evaluation Report (SER) for the Units.  SCE&G, Bechtel Corp (which is SCE&G’s consulting engineer for the COLA), and the Consortium are reviewing a number of Requests for Additional Information (RAIs) from the NRC Staff related to that review.  All RAI activities are on schedule and no issues of concern have been identified based on the RAIs received to date.  The Company continues to work with Bechtel specifically to ensure that Bechtel provides timely and thorough responses to these RAIs as they are issued by the NRC Staff.

2)                                     The NRC continues the SER review for the Westinghouse (WEC) Design Control Document (DCD) Revision 17 and continues dialogue with WEC in an effort to resolve NRC issues.  These issues include concerns related to certain aspects of the design of Category I structures, certain high frequency seismicity issues, and certain issues related to the Shield Building design method.  On April 3, 2009, the NRC issued a letter on the DCD Revision 17 review and approval schedule.  The current NRC schedule shows a December 2010 final SER with an August

2011 final rule making.  This final rule making is a prerequisite for the COLA approval and does not support the COLA approval date of July 2011 by several months.  WEC has agreed to a series of measures that should accelerate the review schedule or assist in minimizing the impact of any delay on the project schedule.  SCE&G is closely monitoring the DCD Revision 17 review process because of its potential impact on the schedule for the review and approval of the COLA for the Units.  SCE&G has identified the status of the review and approval of DCD Revision 17 as a focus area for on-going monitoring and attention to ensure that WEC does what is required to obtain the necessary approvals on a timely basis.  SCE&G continues to express to WEC its absolute expectation that these matters be dealt with in a timely way that does not result in delays in the issuance of a COL for the Units.

b)                                      Environmental Review

In July, 2009, subsequent to this reporting period, the NRC completed the Phase I scoping of the Environmental Impact Statement (EIS) for the Units.  The NRC plans to finalize the EIS review by March, 2010. This schedule supports the timely issuance of a COL for the Units.

c)                                      Legal Review

As noted previously, several parties sought to intervene to raise issues before the Atomic Safety Licensing Board (ASLB) in its review of SCE&G’s COLA. Under ASLB practice, these potential intervenors were required to demonstrate standing and to list their specific contentions in opposition to the COLA.  On February 18, 2009, the ASLB dismissed all potential intervenors either because their contentions were deemed not to be admissible, or because they lacked standing.  This action by the ASLB precluded the necessity of the ASLB prehearing that was originally scheduled for February, 2009.  The intervenors’ appeal of the ASLB decision is pending for decision by the Nuclear Regulatory Commission.

d)                                      NRC Site Visit

The NRC’s Construction Inspection Branch is housed in the NRC Region 2 organization.  In April, 2009, NRC Region 2 officials visited the Site to discuss NRC construction oversight activities planned for the remainder of 2009.  Also, the NRC Region 2 Administrator visited the Site to share his insights and to receive an update on the Project status.  As a follow-up, SCE&G is conducting monthly telephone calls with NRC Region 2 in order to establish a dialogue pertaining to the NRC overview of Site Construction activities.

e)                                      NRC Quality Assurance Audit

During the week of June 1, 2009, the NRC conducted a Quality Assurance (QA) audit.  Overall, the SCE&G QA Program was deemed to be sufficient.  The only deficiency was a procedural matter related to the reference of the Operational Quality Assurance Plan for Unit 1 by several of the New Nuclear Deployment (NND) procedures and guidelines.  The deficiency was classified by the NRC as a Level IV violation which is at the lowest level of severity.  All other areas were in compliance with the NRC requirements.

2.                                      Other Permits

a)                                      DHEC Storm Water Permits

South Carolina Department of Health and Environmental Control (SCDHEC) approved a modification to the Phase 3A Storm Water Pollution Prevention Permit (SWPPP) required for excavation and grading work for the Table Top area where the AP1000 Standard Plant units will be located. SCDHEC also approved the package for SWPPP Phase 3B (Plant Access Road from Table Top Area to Mayo Creek Bridge).  SWPPP permitting continues in a timely and satisfactory manner.  SCDHEC conducted its first Site inspection in June, 2009 with no discrepancies noted.

b)                                      Corps of Engineers Wetlands Permit

SCE&G continues to interface with the Army Corps of Engineers (ACOE) on the ACOE 404 (wetlands) permit.  The ACOE has taken the position that they will not issue a wetlands permit, to include phased permitting approach, prior to the NRC issuance of the Final Environmental Impact Statement.  To comply with the ACOE position, the Consortium is finalizing a work-around plan that will not disturb the wetlands in the Cooling Tower area until the Final Environmental Impact Statement is approved and the required wetlands permits are issued.  This plan will be technically feasible and will allow construction to proceed within the applicable milestone schedule and financial contingencies.

B.                                    Engineering Update

1.                                      Engineering Completion Status

a)                                      The Engineering Completion Status based on the completion percentage for major plant categories is as follows:

1)                                     Standard Plant Design — 74% complete

2)                                     Site Specific Design — 23% complete

3)                                     Total Design (procurement and construction planning)— 69% complete

b)                                      The Engineering Completion Status as reported above reflects the work necessary to bring the design outputs to a point where they are sufficient to support procurement and construction planning.  By the end of 2009, SCE&G and the Consortium will add a new element to the engineering status report to measure the degree to which the design outputs are ready for field construction.  This change will reflect an expansion in the scope of the engineering work being measured and will result in the Total Design completion percentage being less than that which is reported here.  This change in reporting of design status is expected to be reflected in reporting on the project no later than the Quarterly report for the twelve months ending December 31, 2009.  This change will not adversely impact the Engineering schedule or the substantial completion schedule for the Units.

c)                                      As noted in the previous report, on April 1, 2009, the Consortium provided SCE&G with a Performance Measurement Baseline Schedule (PMB) for the Units, which represents an expanded and refined version of the construction and engineering schedule that was operative through March 31, 2009.  All milestones are within the parameters of Commission Order No. 2009-104A.

2.                                      Standard Plant Design Activities

During the reporting period, the following standard plant design activities were conducted:

a)                                      WEC successfully completed the Control Rod Drive Mechanism (CRDM) Latch Assembly Life Test on June 9, 2009.

b)                                      The Squib Valve prototype for the Units testing continues.  All tests to date for the eight (8) inch Squib Valves have been successful.

During the third test for the fourteen (14) inch Squib Valves, a shear cap clamp failed.  A failure analysis is being performed.  Failures of this type are not an unexpected part of the testing process and there is no reason that the problems discovered by testing cannot be corrected in a timely and satisfactory way.  The failure would not have prevented the valve from functioning as intended in an emergency, but would have required the valve to be replaced after firing.

c)                                      Intermediate Design Reviews were successfully completed for the following AP1000 equipment and Systems: Steel Containment Vessel, Reactor Coolant System, Radioactive Waste Drain System, Steam Generating System and Squib Valves.

d)                                      The Engineering Package for the Integrated Head Package was completed.

e)                                      WEC plans to issue a Design Control Package (DCP) to the NRC to show an increase in the length of the footprint of the Turbine Building by approximately twelve (12) feet. This increase will allow additional space for Turbine Building equipment. This revision is expected to result in a slight delay (three months) in the Engineering schedule for this building.  To make up for this change in the Engineering schedule, the Consortium is accelerating the Turbine Building equipment selection which in turn will support acceleration of the Turbine Building layout finalization.  Also, to expedite the implementation of the proposed changes in the building design and lay-out, the Consortium has co-located the Shaw-Toshiba design team to Japan.  This co-location has already produced positive results in expediting project schedules and should assist in allowing for the delay in the engineering schedule to be absorbed.  The change in the engineering schedule will not cause any impact on the Substantial Completion dates of the Units.

f)                                        WEC maintains a system to track the design finalization schedule for major Engineering categories and to flag items where design finalization is below the WEC expectations.  Currently, WEC has identified several below-expectation items or areas related to activities in the categories of Nuclear Systems, Repair Replacement and Automation Services, Instrumentation and Control, Primary Equipment, Auxiliary Equipment, Piping, Mechanical Modules, Structural Modules and Electrical/Instrumentation & Controls.  WEC has provided to SCE&G an explanation and recovery plan for each of these items.  No adverse impacts on the Units’ Substantial Completion dates are anticipated from these items at this time.  However, this is a focus area and will be monitored closely by SCE&G.

3.                                      Site Specific Design Activities

a)                                      Shaw Engineering continues to perform Site Specific Design work to support the Site grading, excavation, backfill and dewatering work. Geotechnical evaluations continue, as well as the design work in support of the permit applications.  This work is proceeding in a satisfactory manner.

b)                                      Design continues for Site Specific Systems, to include the Circulating Water System, Potable Water System, the Raw Water System, the Yard Fire Water System, the Power System for Construction City and the Switchyard.  This work is proceeding in a satisfactory manner.

c)                                      Work continues on finalizing the Heavy Lift Crane selection and the Nuclear Island excavation plan which is dependent on the crane selection.  Issues associated with Engineering, NRC Licensing, Construction and Commercial areas are being addressed.  SCE&G is following this crane selection and backfill plan closely and considers this activity to be a focus area.

C.                                    Procurement/Fabrication Update

1.                                      SCE&G continues to review Quality Plans for Major Equipment for the inclusion of Owner witness and hold points for the observation of shop testing and inspections.

2.                                      WEC issued long lead material (LLM) orders for Lots 1 & 2 to the Reactor Coolant Pump (RCP) manufacturer, Curtis Wright/EMD, for Units 2 & 3.

3.                                      The Variable Frequency Drive (VFD) manufacturer, Siemens, issued a Purchase Order for the VFD transformers for Units 2 & 3.

4.                                      A certification of completion of the Reactor Coolant Pump (RCP) test loop construction was received.  An independent party verified that the test loop completed 125% of the design pressure testing via a hydro test.  The RCP test loop is ASME (American Society of Mechanical Engineers) certified.

5.                                      The forging and pre-heat process on the Reactor Vessel (RV) Upper Shell is in progress in the Doosan manufacturing facility in South Korea.  SCE&G and WEC representatives witnessed the initial RV Upper Shell sampling and cutting of test specimens at the Doosan facility June 25 through June 30, 2009.

6.                                      SCE&G and WEC representatives participated in manufacturer kick-off meetings at the Tioga (Reactor Coolant Piping), IBF (subcontractor to Tioga), and Mangiarotti (Pressurizer, Passive Residual

Heat Removal Heat Exchanger, Accumulators, Core Make-up Tanks) in Milan, Italy from June 23 through June 29, 2009.

7.                                      During the reporting period, WEC placed Purchase Orders for the following:

a.               Safety related gate and check valves with Flowserve

b.              Safety related butterfly valves and Limitorque actuators with Weir

c.               Pressurizer spray valves with Fisher Controls

d.              Manual ball and plug valves with Flowserve

8.                                      Site Specific procurement activities included award of subcontracts to Dane Construction for the Mayo Creek Bridge, Dennis Corporation for Civil Engineering support services and Bagwell Fencing for Site fencing.  Also, bids for the Transmission Switchyard, Offsite Power System and the Construction Administration Building are being evaluated.

9.                                      Construction of the Shaw Modular Solutions facility in Lake Charles, LA is on schedule.  Module fabrication planning and module fabrication is also on schedule.

10.                               NND is in the process of reviewing the Quality Plans for the Reactor Vessel and Steam Generator for the purpose of adding Owner Witness and Hold Points. The manufacturing of this equipment is underway.

D.                                    Construction Update

1.                                            Morgan Corporation completed all activities associated with the Construction Access Road and Laydown Area 1 and started earthwork associated with Construction City and the Spoils Area.

2.                                            Saiia Construction completed earthwork for Railroad Track 1 and continues earthwork on Railroad Tracks 2, 3, and 4.  Saiia also completed all grading associated with Laydown Area 2 and began earthwork activities associated with Construction City and the Spoils Area.

3.                                            Shaw began earthwork activities on the Table Top Area of the Site, and is removing approximately 5000 cubic yards of spoils to the Spoils Area per day.

4.                                            Saiia Construction began work on the intersection of Parr Road and Highway 213.

5.                                            The Jenkinsville water line for the Potable Water System supply to Construction City is approximately ninety-five (95) percent complete.

6.                                            Hinkle Corporation completed installation of Railroad Track 1, followed by the completion of inspections by Norfolk Southern.

7.                                            Shaw continues finalization of the technical and commercial reviews to support the Heavy Lift Crane selection and Nuclear Island excavation plan.  Close attention is being directed to this activity by the Consortium and SCE&G management to ensure that selection and procurement of the crane and design and construction of its footings do not delay the project’s construction schedule.  Because of potential impacts of the crane’s availability on the construction schedule, this is a focus area for continuing oversight of the Consortium’s work.

8.                                            The Consortium finalized and submitted to SCE&G the Performance Measurement Baseline Schedule (PMB) on April 1, 2009 and the payment milestones associated with this schedule on April 15, 2009.

E.                                      Training update

1.                                      Planning continues concerning training of the SCE&G Reactor Operator Training Instructors on the WEC Training Development Simulator that will be located at the WEC Training Facility in Pittsburgh.

2.                                      NND continues to work with WEC to provide a Limited Scope Simulator (LSS) for the on-site training for the Plant Operators.  This LSS is needed to support the initial simulator training of the SCE&G Reactor Operators in advance of delivery of the certified simulators scheduled to be delivered in 2013.  This is a focus area of SCE&G’s oversight of the Consortium to ensure that the Consortium finalizes the required contractual agreements to support the early delivery of the LSS and associated training activities.

F.                                      Change Control Update

1.                                      NND continues to work with the Consortium on the processing of Change Order #1 for the training of the SCE&G Reactor Operator Training Instructors referenced in Section II.E.1 above.  The cost of this Change Order will be taken out of the Time & Material Work Allowances given in Exhibit H of the EPC Contract.

2.                                      EPC Contract Amendment #1 continues to be processed to revise the language in several areas of the EPC Contract.  These revisions represent updates to the EPC Contract, such as contract language clarifications in the sections relating to Changes in the Work and Taxes, changes made to the Major Equipment Supplier and Contractor exhibits and changes in the milestone payment schedules due to the PMB Schedule received on April 1, 2009.

G.                                    Transmission Update

1.                                      SCE&G’s Power Delivery group is progressing with the transmission line siting process which will determine the precise route of the new VC Summer Unit 1 — Killian 230kV line.  Power Delivery is performing inventory surveys of an existing right of way corridor in preparation for finalizing the route of the new VC Summer Unit 2 — Lake Murray #2 230kV line.  Both of these lines are needed to connect Unit #2 to the grid.

2.                                      Power Delivery is also pursuing acquisition of additional land next to the existing St. George 230kV Substation Site to allow for installation of the breaker-and-a-half switchyard configuration needed to connect Unit #3 via two new VC Summer — St. George 230kV lines.  The siting process for the VC Summer - St. George 230KV lines are anticipated to begin once acquisition of the additional land for the substation is completed.

3.                                      Power Delivery is performing grounding studies for the existing VC Summer Unit 1 Substation Switchyard to determine if any grounding upgrades are needed due to the increase in fault current associated with VC Summer Units 2 and 3.

4.                                      Planning and pre-construction activities for the transmission components of the project are progressing in a timely and satisfactory manner to meet the accelerated schedule for constructing these facilities as set forth in the updated project schedules.

III.                                 Anticipated Construction Schedules

As of the end of the second quarter of 2009, the Company and its contractors remain on schedule to complete all required milestones as set forth in Exhibit E to the Combined Application as adjusted pursuant to the milestone schedule contingencies approved by the Commission in Order No. 2009-104A. Each of those adjustments is itemized in the Milestone Update section that follows.  Accordingly, the project is in compliance with the construction schedules approved by the Commission in Order No. 2009-104A and with the provisions of S.C. Code Ann. § 58-33-275(A)(1).

To allow milestones to be tracked more consistently to the construction schedule, SCE&G has subdivided certain of the milestones approved in Order No. 2009-104A into several discrete items.  The 123 milestones approved in that order are now being tracked as 146 milestones.  No milestones have been omitted, and in each case, where a milestone was divided, the resulting milestones bear a BLRA Application due date no later than the due date of the milestone from which they were derived.

A.                                    Construction Schedule Update

The Project Licensing and Permitting, Engineering, Procurement and Construction work remains on schedule to meet the Units 2 & 3 Substantial Completion dates. Rescheduling of the milestones listed in Exhibit E to the Combined Application is addressed in Section III.B herein. The rescheduling of these milestones is within the approved contingencies and has no adverse impact on the Units’ Substantial Completion dates.

B.                                    Performance Measurement Baseline Schedule

On April 1, 2009, the Consortium provided SCE&G with the Performance Measurement Baseline Schedule for the project under the EPC Contract.  The Performance Measurement Baseline Schedule is the integrated engineering, procurement and construction schedule for the project and represents a major refinement of the schedule that was provided as an attachment to the EPC Contract in May of 2008.

Like the schedules contained in the EPC Contract, the new Performance Measurement Baseline Schedule fully supports the Substantial Completion dates for Units 2 and 3 of April 1, 2016 and January 1, 2019, respectively.  The updated milestones dates based on the Performance Measurement Baseline Schedule are entirely consistent with the project milestones and contingencies adopted by the Commission in Order No. 2009-104A.  The Substantial Completion dates remain as approved in Order No. 2009-104A.  The Consortium and SCE&G remain fully committed to completing the Units on the dates promised and the Performance Measurement Baseline Schedule is an important tool for ensuring that this is done.

As discussed above, on July 21, 2009, SCE&G filed a request with the Commission to amend the schedules approved in Order 2009-104A to adopt the updated milestone schedule and capital cost schedule as the approved schedules for construction of the Units under the Base Load Review Act.  The request is being considered in South Carolina Public Service Commission Docket No. 2009-293-E.  The updated schedules are based on the Performance Measurement Baseline Schedule provided by the Consortium to SCE&G in April of 2009.  If granted, this request would constitute an amendment of the approved schedules.  The Base Load Review Act provides for such amendments so long as the changes are not the result of imprudence on the part of the utility. S.C. Code Ann. §§ 58-33-270(E) (Cum. Sup. 2007)

C.                                    Milestone Update

Attached as Appendix 1 to this quarterly report is a  spreadsheet that lists and updates each of the specific milestones constituting the anticipated construction schedule for the Units pursuant to S.C. Code Ann. § 58-33-270(B)(1). Exhibit E of the Combined Application contained the original list of milestones as approved by the Commission.  It included a total of 123 milestones. As discussed above, several of these milestones have been revised into multiple milestones to reflect the way in which contracts negotiated with equipment suppliers subsequent to the Combined Application submittal were structured and included in the construction schedule for the project.  The revised milestone total is 146.  All milestones adjustments are within the scope of the milestone schedule contingency authorized by the Commission in Order No. 2009-104A. The milestone adjustments do not adversely affect the Substantial Completion dates for Units 2 and 3.

IV.                                Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B)(6) (The Inflation Indices)

The Capital Cost Update section of this report provides an update of the cumulative capital costs incurred and forecasted to be incurred in completing the project.  These costs are compared to the cumulative capital cost targets approved by the Commission in Order No. 2009-104A.  The approved capital cost targets have been adjusted to reflect the currently reported historical escalation rates, and any use by the Company of the cost and timing contingencies that were approved by the Commission in Order No. 2009-104A.  The Inflation Adjustments and Indices section of this report provides updated information on inflation indices and the changes in them.

A.                                    Capital Costs Update

When adjusted for inflation, the year-end 2009 Cumulative Project Cash Flow as approved in Order No. 2009-104A was $663 million.  During calendar year 2009, SCE&G anticipates incurring capital costs for the project amounting to $405 million.  This amount reflects actual expenditures to date and forecasted expenditures for the balance of 2009 based on the milestone and construction schedule.  This anticipated capital cost of $405 million for 2009 provides for the expenditure of $38 million in contingency funds if necessary, but none of these contingency funds has been expended or committed to be spent to date.  As a result, if the actual expenditures track the current forecast,  as much as $38 million in contingency funds will be available for use in 2010 or beyond.

The anticipated expenditure of $405 million for the project in 2009 would result in a year-end 2009 cumulative project cash flow, exclusive of AFUDC, of $528 million.  This amount is $129 million less than the Cumulative Project Cash Flow approved by the Commission for year-end 2009 as adjusted for inflation.  This $129 million reduction in anticipated 2009 project expense represents timing differences and not changes in underlying costs.  The Company forecasts that the capital costs in question will be incurred in future periods under the current construction schedule.

Chart A of Appendix 4 shows the Cumulative Project Cash Flow target as approved in Order No. 2009-104A and as updated for escalation and other Commission approved adjustments under the heading “Per Order 2009-104A Adjusted.”  As shown there, SCE&G has carried forward into 2009 $10 million in unused contingency funds from 2008 as permitted by the Commission in Order No. 2009-104A.  SCE&G has not used the capital cost schedule contingencies to make any adjustments to the approved Cumulative Project Cash Flow as set forth in this filing because the project conforms to approved project cost targets without such adjustments.  Nonetheless, SCE&G does not intend to waive or in any way limit its right, as authorized by the Commission, to make appropriate capital cost contingency adjustments associated with past or future changes in cost scheduling.  SCE&G may make capital cost contingency adjustments related to such changes in its scheduling of capital costs in future filings.

Appendix 4, Chart A, shows the cumulative cash flow for the project based on actual expenditures to date and the Company’s current forecast of cost and construction schedule under the heading “Actual Through June, 2009, plus Projected.”   A comparison of the two sets of data is presented at Appendix 4, Chart B.  This chart shows that the cumulative capital cost for the project is forecasted to be below the approved Cumulative Project Cash Flow target, as revised, during the years 2009-2014.  The forecasted cash flow, on a cumulative basis, is anticipated to exceed the approved target level by $36 million in 2015, and $207 million in 2016, $144 million in 2017, and $107 million in 2018.  These overages are calculated before the application of contingency funds and are due to the timing of capital expenditures as currently forecasted, not increases in underlying costs.  As shown on Appendix 4, Chart C, SCE&G forecasts using $36 million in contingency funds in 2015 and $171 million of contingency funds in 2016 to offset these overages.  SCE&G forecasts that it will have more than adequate contingency funds in these years to absorb the full amount of the overages and will retain substantial contingency funds for other uses.  In addition, SCE&G forecasts that it will have budget surpluses sufficient to restore $63 million to the contingency in 2017 and $37 million in 2018.  As a result, SCE&G forecasts that it will have $331 million in uncommitted contingency funds at the end of the project.   As indicated above, if the relief requested in South Carolina Public Service Commission Docket No. 2009-293-E is granted, these contingency funds will not need to be used to cover timing-related escalation charges.

The information presented in Appendix 4 establishes that the anticipated cumulative project cash flow for the period ending December 31, 2009 is in conformity with the schedule approved by the Commission in Order No. 2009-104A and with the provisions of S.C. Code Ann. § 58-33-275(A)(1).  It also establishes that the Company’s best forecasts of future project costs are fully consistent with the Cumulative Project Cash Flows approved by the Commission in Order No. 2009-104A.

The following exhibits support this section:

Appendix 2 updates the original Exhibit F to the Combined Application to show the Company’s actual and forecasted expenditures on the project by plant cost category.  In updating its cost projections, the Company has used the Commission-approved inflation indices and its current cost and schedule information.  In addition, Appendix 2 shows by year the cumulative Construction Work in Progress for the project and the balance of Construction Work in Progress that is not yet reflected in revised rates.

For comparison purposes, Appendix 3 provides an original version of Exhibit F to the Combined Application, without change or updating.  Appendix 3 does not include any adjustments for changes in inflation indices or adjustments in capital cost schedules made by the Company.

As discussed above, Appendix 4, Chart A provides the adjusted Cumulative Cash Flow target and the current actual and forecasted cash flow for the project.  Appendix 4, Chart B compares the adjusted Cumulative Cash Flow target to the Company’s actual and forecast costs for the project.  Appendix 4, Chart C provides detailing concerning the cumulative pool of contingency funds and use of those funds year by year.

B.                                    Inflation Indices Update

Appendix 5 shows the updated inflation indices approved in Order No. 2009-104A.  Included is a ten-year history of the Handy Whitman All Steam Index, South Atlantic Region; the Handy Whitman All Steam and Nuclear Index, South Atlantic Region; Handy Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index.  The changes in these indices and the escalation-related effects of cost rescheduling resulted in an increase in the projected cost of the Units in future dollars from $6,313,376,000 as forecast in Order No. 2009-104A to a forecast of $6,855,021,000 using current inflation data and current AFUDC rates.  The $4.5 billion forecast of the cost of the Units in 2007 dollars, net of AFUDC, remains unchanged.

V.                                    Updated Schedule of Anticipated Capital Costs

The updated schedule of anticipated capital costs for Units 2 & 3 is reflected in Appendix 2.  Further details as to the changes in these anticipated capital cost components are set forth in Appendix 4.

VI.                                Attached Photographs

Photographs of the site showing the status of construction activities during the reporting period are attached as Attachment A, which is found after the Appendices.

VII.                            Conclusion

As indicated above, the project is proceeding in compliance with the cost and schedule forecasts approved by the Commission in Order No. 2009-104A.  The scheduled completion dates for Units 2 & 3 remain April 1, 2016 and January 1, 2019, respectively.  The Units are on track to be completed within the projected cost of $4.5 billion in 2007 dollars net of AFUDC.  The Company maintains an extensive staff of experts that monitors and oversees the work of its contractors and has identified and continues to monitor closely all areas of concerns related to either cost or schedule for the project.  The Company will continue to update the Commission and ORS of progress and concerns as the project proceeds.

APPENDIX 1

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending June 30, 2009

Appendix 1 lists and updates each of the milestones contained in Exhibit E to the Combined Application (Hearing Exhibit 2, SAB-5) which the Commission adopted as the Approved Construction Schedule for the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(1).  Appendix 1 provides columns with the following information:

1.                                       The description of the milestone as updated in the Quarterly Report for the Quarter Ending March 31, 2009.

2.                                       The BLRA milestone date by year and quarter as approved by the Commission in Order 2009-104A and the specific calendar date for the milestone.

3.                                       The milestone date by year and quarter as reflected in the Quarterly Report for the Quarter Ending March 31, 2009 and the specific calendar date for the milestone.

4.                                       The current milestone date, both by year and quarter and the specific calendar date for the milestone.

5.                                       For each actual completed milestones, the date by which it was completed.  For completed milestones, this column entry is shaded in grey.

6.                                       Information showing the number of months, if any, by which a milestone has been shifted.

7.                                       Information as to whether any milestone has been shifted outside of the 18/24 Month Contingency approved by the Commission.

8.                                       Information as to whether any current change in this milestone is anticipated to impact the substantial completion date.

9.                                       Notes.

10.                                 On the final page of the document, there is a chart summarizing milestone completion and movement since the last quarterly report.

BLRA Tracking Sheet

09-2Q

Appendix 1

VCS Units 2 and 3 of 09-2Q

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Approve Engineering, Procurement and Construction Agreement	08-2Q-1 5/23/2008	08-2Q 5/23/2008	08-2Q 5/23/2008	5/23/2008		No	No

Issue P.O.’s to nuclear component fabricators for Units 2 and 3 Containment Vessels	08-2Q-2 4/30/2008	08-4Q 12/3/2008	08-4Q 12/3/2008	12/3/2008		No	No

Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - First Payment - Unit 2	08-2Q-2 4/30/2008	08-3Q 8/31/2008	08-3Q 8/31/2008	8/31/2008		No	No

Contractor Issue PO to Accumulator Tank Fabricator - Unit 2	08-2Q-2 4/30/2008	08-3Q 7/31/2008	08-3Q 7/31/2008	7/31/2008		No	No

Contractor Issue PO to Core Makeup Tank Fabricator - Units 2 & 3	08-2Q-2 4/30/2008	08-3Q 9/30/2008	08-3Q 9/30/2008	9/30/2008		No	No

Contractor Issue PO to Squib Valve Fabricator - Units 2 & 3	08-2Q-2 4/30/2008	09-1Q 3/31/2009	09-1Q 3/31/2009	3/31/2009		No	No

Contractor Issue PO to Steam Generator Fabricator - Units 2 & 3	08-2Q-2 4/30/2008	08-2Q 6/30/2008	08-2Q 6/30/2008	6/30/2008		No	No

Contractor Issue Long Lead Material PO to Reactor Coolant Pump Fabricator - Units 2 & 3	08-2Q-2 4/30/2008	08-2Q 6/30/2008	08-2Q 6/30/2008	6/30/2008		No	No

Contractor Issue PO to Pressurizer Fabricator - Units 2 & 3	08-2Q-2 4/30/2008	08-3Q 8/31/2008	08-3Q 8/31/2008	8/31/2008		No	No

Contractor Issue PO to Reactor Coolant Loop Pipe Fabricator - First Payment - Units 2 & 3	08-2Q-2 4/30/2008	08-2Q 6/30/2008	08-2Q 6/30/2008	6/30/2008		No	No
South Carolina Electric and Gas Company					Based on April 1, 2009 Performance
Measurement Baseline Schedule

1

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Reactor Vessel Internals - Issue Long Lead Material PO to Fabricator - Units 2 and 3	08-2Q-2 4/30/2008	08-4Q 11/21/2008	08-4Q 11/21/2008	11/21/2008		No	No

Contractor Issue Long Lead Material PO to Reactor Vessel Fabricator - Units 2 & 3	08-2Q-2 4/30/2008	08-2Q 6/30/2008	08-2Q 6/30/2008	6/30/2008		No	No

Contractor Issue PO to Integrated Head Package Fabricator - Units 2 & 3	08-2Q-2 4/30/2008	09-3Q 7/31/2009	09-3Q 7/31/2009		+15 Months	No	No

Control Rod Drive Mechanism Issue PO for Long Lead Material to Fabricator - Units 2 and 3 - first payment	08-2Q-2 4/30/2008	08-2Q 6/21/2008	08-2Q 6/21/2008	6/21/2008		No	No

Issue P.O.’s to nuclear component fabricators for Nuclear Island structural CA20 Modules	08-2Q-2 4/30/2008	09-3Q 7/31/2009	09-3Q 7/31/2009		+15 Months	No	No

Start Site Specific and balance of plant detailed design	08-3Q-1 8/31/2008	08-2Q 9/11/2007	08-2Q 9/11/2007	9/11/2007		No	No

Instrumentation & Control Simulator - Contractor Place Notice to Proceed - Units 2 & 3	08-3Q-2 7/31/2008	08-4Q 10/31/2008	08-4Q 10/31/2008	10/31/2008		No	No

Steam Generator - Issue Final PO to Fabricator for Units 2 and 3	08-3Q-3 9/30/2008	08-2Q 6/30/2008	08-2Q 6/30/2008	6/30/2008		No	No

Reactor Vessel Internals - Contractor Issue PO for Long Lead Material (Heavy Plate and Heavy Forgings) to Fabricator - Units 2 & 3	08-3Q-3 9/30/2008	10-1Q 1/31/2010	10-1Q 1/31/2010		+16 Months	No	No

2

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Contractor Issue Final PO to Reactor Vessel Fabricator - Units 2 & 3	08-3Q-3 9/30/2008	08-3Q 9/30/2008	08-3Q 9/30/2008	9/30/2008		No	No

Variable Frequency Drive Fabricator Issue Transformer PO - Units 2 & 3	08-3Q-4 8/31/2008	09-2Q 4/30/2009	09-2Q 4/30/2009	4/30/2009		No	No	Completed 09-2Q.

Start clearing, grubbing and grading	08-4Q-1 11/30/2008	09-1Q 2/28/2009	09-1Q 1/26/2009	1/26/2009		No	No

Core Makeup Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	08-4Q-2 10/31/2008	08-4Q 10/31/2008	08-4Q 10/31/2008	10/31/2008		No	No

Acumulator Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	08-4Q-2 10/31/2008	08-4Q 10/31/2008	08-4Q 10/31/2008	10/31/2008		No	No

Pressurizer Fabricator Issue Long Lead Material PO - Units 2 & 3	08-4Q-2 10/31/2008	08-4Q 10/31/2008	08-4Q 10/31/2008	10/31/2008		No	No

Reactor Coolant Loop Pipe - Contractor Issue PO to Fabricator - Second Payment - Units 2 & 3	08-4Q-2 10/31/2008	09-2Q 4/30/2009	09-2Q 4/30/2009	4/30/2009		No	No	Completed 09-2Q.

Integrated Head Package - Issue PO to Fabricator - Units 2 and 3 - second payment	08-4Q-2 10/31/2008	09-3Q 7/31/2009	09-3Q 7/31/2009		+9 Months	No	No

Control Rod Drive Mechanisms - Contractor Issue PO for Long Lead Material to Fabricator - Units 2 & 3	08-4Q-2 10/31/2008	08-2Q 6/30/2008	08-2Q 6/30/2008	6/30/2008		No	No

3

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - Second Payment - Units 2 & 3	08-4Q-2 10/31/2008	08-4Q 10/31/2008	08-4Q 10/31/2008	10/31/2008		No	No

Start Parr Road intersection work.	09-1Q-1 2/13/2009	09-1Q 2/13/2009	09-1Q 2/13/2009	2/13/2009		No	No

Reactor Coolant Pump - Issue Final PO to Fabricator - Units 2 and 3	09-1Q-2 1/31/2009	08-2Q 6/30/2008	08-2Q 6/30/2008	6/30/2008		No	No

Integrated Heat Packages Fabricator Issue Long Lead Material PO - Units 2 & 3	09-1Q-3 1/31/2009	09-4Q 10/31/2009	09-4Q 10/31/2009		+9 Months	No	No

Design Finalization Payment 3	09-1Q-4 1/31/2009	09-1Q 1/31/2009	09-1Q 1/31/2009	1/31/2009		No	No

Start site development	09-2Q-1 5/31/2009	08-2Q 6/23/2008	08-2Q 6/23/2008	6/23/2008		No	No

Contractor Issue PO to Turbine Generator Fabricator - Units 2 & 3	09-2Q-2 4/30/2009	09-1Q 2/28/2009	09-1Q 2/28/2009	2/17/2009		No	No

Contractor Issue PO to Main Transformers Fabricator - Units 2 & 3	09-2Q-2 4/30/2009	09-3Q 9/30/2009	09-3Q 9/30/2009		+5 Months	No	No

Core Makeup Tank Fabricator Notice to Contractor Receipt of Long Lead Material - Units 2 & 3	09-2Q-3 6/30/2009	10-4Q 11/30/2010	10-4Q 11/30/2010		+17 Months	No	No

Design Finalization Payment 4	09-2Q-4 4/30/2009	09-2Q 4/30/2009	09-2Q 4/30/2009	4/30/2009		No	No	Completed 09-2Q.

4

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Turbine Generator Fabricator Issue PO for Condenser Material - Unit 2	09-3Q-1 9/30/2009	09-3Q 8/31/2009	09-3Q 8/31/2009		-1 Month	No	No

Reactor Coolant Pump Fabricator Issue Long Lead Material Lot 2 - Units 2 & 3	09-3Q-2 8/31/2009	09-2Q 4/30/2009	09-2Q 4/30/2009	4/30/2009		No	No	Completed 09-2Q.

Passive Residual Heat Removal Heat Exchanger Fabricator Receipt of Long Lead Material - Units 2 & 3	09-3Q-2 8/31/2009	10-2Q 5/31/2010	10-2Q 5/31/2010		+9 Months	No	No

Design Finalization Payment 5	09-3Q-3 7/31/2009	09-3Q 7/31/2009	09-3Q 7/31/2009			No	No

Start erection of construction buildings, to include craft facilities for personnel, tools, equipment; first aid facilities; field offices for site management and support personnel; temporary warehouses; and construction hiring office.

	09-4Q-1 10/9/2009	09-4Q 10/9/2009	09-4Q 10/9/2009			No	No

Reactor Vessel Fabricator Notice to Contractor of Receipt of Flange Nozzle Shell Forging - Unit 2	09-4Q-2 12/31/2009	09-3Q 7/31/2009	09-3Q 7/31/2009		-5 Months	No	No

Design Finalization Payment 6	09-4Q-3 10/31/2009	09-4Q 10/31/2009	09-4Q 10/31/2009			No	No

Instrumentation and Control Simulator - Contractor Issue PO to Subcontractor for Radiation Monitor System - Units 2 & 3	09-4Q-4 12/31/2009	09-4Q 12/31/2009	09-4Q 12/31/2009			No	No

5

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Reactor Vessel Internals -
Fabricator Start Fit and Welding of	10-1Q-1	11-2Q	11-2Q
Core Shroud Assembly - Unit 2	1/31/2010	6/30/2011	6/30/2011		+17 Months	No	No

Turbine Generator Fabricator Issue
PO for Moisture Separator
Reheater/Feedwater Heater Material	10-1Q-2	10-2Q	10-2Q
- Unit 2	2/28/2010	4/30/2010	4/30/2010		+2 Months	No	No

Reactor Coolant Loop Pipe
Fabricator Acceptance of Raw	10-1Q-3	10-2Q	10-2Q
Material - Unit 2	3/31/2010	4/30/2010	4/30/2010		+1 Month	No	No

Reactor Vessel Internals -
Fabricator Start Weld Neutron
Shield Spacer Pads to Assembly -	10-2Q-1	11-4Q	11-4Q
Unit 2	5/31/2010	10/31/2011	10/31/2011		+17 Months	No	No

Control Rod Drive Mechanisms -
Fabricator to Start Procurement of	10-2Q-2	09-2Q	09-2Q
Long Lead Material - Unit 2	5/31/2010	6/30/2009	6/30/2009	6/30/2009		No	No	Completed 09-2Q.

Contractor Notified that Pressurizer
Fabricator Performed Cladding on	10-2Q-3	10-4Q	10-4Q
Bottom Head - Unit 2	5/31/2010	11/30/2010	11/30/2010		+6 Months	No	No

Start excavation and foundation	10-3Q-1	10-1Q	10-1Q
work for the standard plant for Unit 2	8/31/2010	3/15/2010	3/15/2010		-5 Months	No	No

Steam Generator Fabricator Notice
to Contractor of Receipt of 2nd
Steam Generator Tubesheet	10-3Q-2	10-1Q	10-1Q
Forging - Unit 2	8/31/2010	2/28/2010	2/28/2010		-6 Months	No	No

6

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Reactor Vessel Fabricator Notice to
Contractor of Outlet Nozzle Welding
to Flange Nozzle Shell Completion -	10-3Q-3	10-1Q	10-1Q
Unit 2	8/31/2010	2/28/2010	2/28/2010		-6 Months	No	No

Turbine Generator Fabricator Notice
to Contractor Condenser Fabrication	10-3Q-4	10-2Q	10-2Q
Started - Unit 2	8/31/2010	5/31/2010	5/31/2010		-3 Months	No	No

Complete preparations for receiving	10-4Q-1	10-3Q	10-3Q
the first module on site for Unit 2.	11/30/2010	8/18/2010	8/18/2010		-3 Months	No	No

Steam Generator Fabricator Notice
to Contractor of Receipt of 1st
Steam Generator Transition Cone	10-4Q-2	10-2Q	10-2Q
Forging - Unit 2	10/31/2010	4/30/2010	4/30/2010		-6 Months	No	No

Reactor Coolant Pump Fabricator
Notice to Contractor of
Manufacturing of Casing Completion	10-4Q-3	10-4Q	10-4Q
- Unit 2	11/30/2010	11/30/2010	11/30/2010			No	No

Reactor Coolant Loop Pipe
Fabricator Notice to Contractor of
Machining, Heat Treating & Non-
Destructive Testing Completion -	10-4Q-4	10-4Q	10-4Q
Unit 2	12/31/2010	12/31/2010	12/31/2010			No	No

Core Makeup Tank Fabricator
Notice to Contractor of Satisfactory	11-1Q-1	11-2Q	11-2Q
Completion of Hydrotest - Unit 2	2/28/2011	5/31/2011	5/31/2011		+3 Months	No	No

Polar Crane Fabricator Issue PO for
Main Hoist Drum and Wire Rope -	11-1Q-2	11-1Q	11-1Q
Units 2 & 3	2/28/2011	2/28/2011	2/28/2011			No	No

7

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 3	11-2Q-1 5/31/2011	11-2Q 6/30/2011	11-2Q 6/30/2011		+1 Month	No	No

Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 2	11-2Q-2 4/30/2011	11-4Q 10/31/2011	11-4Q 10/31/2011		+6 Months	No	No

Start placement of mud mat for Unit 2	11-3Q-1 7/14/2011	11-3Q 7/14/2011	11-3Q 7/14/2011			No	No

Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Tubing - Unit 2	11-3Q-2 7/31/2011	11-1Q 1/31/2011	11-1Q 1/31/2011		-6 Months	No	No

Pressurizer Fabricator Notice to Contractor of Welding of Upper and Intermediate Shells Completion - Unit 2	11-3Q 7/31/2011	10-4Q 10/31/2010	10-4Q 10/31/2010		-9 Months	No	No

Reactor Vessel Fabricator Notice to Contractor of Closure Head Cladding Completion - Unit 3	11-3Q-4 9/30/2011	12-1Q 2/28/2012	12-1Q 2/28/2012		+5 Months	No	No

Begin Unit 2 first nuclear concrete placement	11-4Q-1 10/3/2011	11-4Q 10/3/2011	11-4Q 10/3/2011			No	No

Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 2	11-4Q-2 10/31/2011	11-3Q 9/30/2011	11-3Q 9/30/2011		-1 Month	No	No

Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	11-4Q-3 10/31/2011	11-2Q 6/30/2011	11-2Q 6/30/2011		-4 Months	No	No

8

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Steam Generator Fabricator Notice to Contractor of Completion of 1st Steam Generator Tubing Installation - Unit 2	11-4Q-4 11/30/2011	11-2Q 5/31/2011	11-2Q 5/31/2011		-6 Months	No	No

Reactor Coolant Loop Pipe - Shipment of Equipment to Site - Unit 2	11-4Q-5 12/31/2011	12-4Q 12/31/2012	12-4Q 12/31/2012		+12 Months	No	No

Control Rod Drive Mechanism - Ship Remainder of Equipment (Latch Assembly & Rod Travel Housing) to Head Supplier - Unit 2	11-4Q-6 11/30/2011	11-4Q 12/31/2011	11-4Q 12/31/2011		+1 Months	No	No

Pressurizer Fabricator Notice to Contractor of Welding of Upper and Intermediate Shells Completion - Unit 2	11-4Q-7 10/31/2011	10-4Q 10/31/2010	10-4Q 10/31/2010		-12 Months	No	No

Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 2	11-4Q-8 12/31/2011	11-2Q 6/30/2011	11-2Q 6/30/2011		-6 Months	No	No

Design Finalization Payment 14	11-4Q-9 10/31/2011	11-4Q 10/31/2011	11-4Q 10/31/2011			No	No

Set module CA04 for Unit 2	12-1Q-1 1/27/2012	12-1Q 1/27/2012	12-1Q 1/27/2012			No	No

Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Final Post Weld Heat Treatment - Unit 2	12-1Q-2 1/31/2012	10-2Q 6/30/2010	10-2Q 6/30/2010		-19 Months	No	No

9

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Completion of Tubing - Unit 2	12-1Q-3 2/28/2012	11-1Q 1/31/2011	11-1Q 1/31/2011		-13 Months	No	No

Polar Crane Fabricator Notice to Contractor of Girder Fabrication Completion - Unit 2	12-1Q-4 2/28/2012	12-1Q 2/28/2012	12-1Q 2/28/2012			No	No

Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 3	12-1Q-5 3/31/2012	13-3Q 8/31/2013	13-3Q 8/31/2013		+17 Months	No	No

Set Containment Vessel ring #1 for Unit 2	12-2Q-1 4/3/2012	12-2Q 4/3/2012	12-2Q 4/3/2012			No	No

Reactor Coolant Pump Fabricator Delivery of Casings to Port of Export - Unit 2	12-2Q-2 4/30/2012	12-1Q 3/31/2012	12-1Q 3/31/2012		-1 Month	No	No

Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 3	12-2Q-3 7/31/2012	13-3Q 8/31/2013	13-3Q 8/31/2013		+13 Months	No	No

Reactor Vessel Fabricator Notice to Contractor of Receipt of Core Shell Forging - Unit 3	12-2Q-4 4/30/2012	12-3Q 9/30/2012	12-3Q 9/30/2012		+5 Months	No	No

Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 3	12-2Q-5 5/31/2012	13-1Q 1/31/2013	13-1Q 1/31/2013		+8 Months	No	No

10

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Set Nuclear Island structural module CA03 for Unit 2	12-3Q-1 8/30/2012	12-3Q 8/30/2012	12-3Q 8/30/2012			No	No

Squib Valve Fabricator Notice to Contractor of Completion of Assembly and Test for Squib Valve Hardware - Unit 2	12-3Q-2 8/31/2012	12-2Q 5/31/2012	12-2Q 5/31/2012		-3 Months	No	No

Accumulator Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	12-3Q-3 7/31/2012	12-4Q 12/31/2012	12-4Q 12/31/2012		+5 Months	No	No

Polar Crane Fabricator Notice to Contractor of Electric Panel Assembly Completion - Unit 2	12-3Q-4 7/31/2012	12-3Q 7/31/2012	12-3Q 7/31/2012			No	No

Start containment large bore pipe supports for Unit 2	12-4Q-1 11/30/2012	12-2Q 4/9/2012	12-2Q 4/9/2012		-7 Months	No	No

Integrated Head Package - Shipment of Equipment to Site - Unit 2	12-4Q-2 10/31/2012	12-4Q 10/31/2012	12-4Q 10/31/2012			No	No

Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 2	12-4Q-3 11/30/2012	12-4Q 11/30/2012	12-4Q 11/30/2012			No	No

Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 3	12-4Q-4 12/31/2012	13-2Q 5/31/2013	13-2Q 5/31/2013		+5 Months	No	No

11

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Steam Generator Fabricator Notice to Contractor of Satisfactory Completion of 1st Steam Generator Hydrotest - Unit 2	12-4Q-5 12/31/2012	12-2Q 5/31/2012	12-2Q 5/31/2012		-7 Months	No	No

Start concrete fill of Nuclear Island structural modules CA01 and CA02 for Unit 2	13-1Q-1 2/26/2013	13-1Q 2/26/2013	13-1Q 2/26/2013			No	No

Passive Residual Heat Removal Heat Exchanger - Delivery of Equipment to Port of Entry - Unit 2	13-1Q-2 1/31/2013	12-2Q 4/30/2012	12-2Q 4/30/2012		-9 Months	No	No

Refueling Machine Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 2	13-1Q-3 2/28/2013	13-1Q 2/28/2013	13-1Q 2/28/2013			No	No

Deliver Reactor Vessel Internals to Port of Export - Unit 2	13-1Q-4 3/31/2013	13-3Q 7/31/2013	13-3Q 7/31/2013		+4 Months	No	No

Set Unit 2 Containment Vessel #3	13-2Q-1 4/17/2013	13-2Q 4/17/2013	13-2Q 4/17/2013			No	No

Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 2	13-2Q-2 4/30/2013	13-1Q 3/31/2013	13-1Q 3/31/2013		-1 Month	No	No

Turbine Generator Fabricator Notice to Contractor Turbine Generator Ready to Ship - Unit 2	13-2Q-3 4/30/2013	13-2Q 4/30/2013	13-2Q 4/30/2013			No	No

12

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Pressurizer Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	13-2Q-4 6/30/2013	14-1Q 2/28/2014	14-1Q 2/28/2014		+8 Months	No	No

Polar Crane - Shipment of Equipment to Site - Unit 2	13-2Q-5 5/31/2013	13-2Q 5/31/2013	13-2Q 5/31/2013			No	No

Receive Unit 2 Reactor Vessel on site from fabricator	13-2Q-6 5/20/2013	13-2Q 5/20/2013	13-2Q 5/20/2013			No	No

Set Unit 2 Reactor Vessel	13-3Q-1 8/31/2013	13-3Q 8/31/2013	13-2Q 6/18/2013		-2 Months	No	No	Change between 1st and 2nd Quarter due to schedule refinement and improvements in logic.

Steam Generator Fabricator Notice to Contractor of Completion of 2nd Channel Head to Tubesheet Assembly Welding - Unit 3	13-3Q-2 7/31/2013	13-4Q 12/31/2013	13-4Q 12/31/2013		+5 Months	No	No

Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 3	13-3Q-3 7/31/2013	14-3Q 8/31/2014	14-3Q 8/31/2014		+13 Months	No	No

Reactor Coolant Pump - Shipment of Equipment to Site (2 Reactor Coolant Pumps) - Unit 2	13-3Q-4 7/31/2013	13-3Q 9/30/2013	13-3Q 9/30/2013		+2 Months	No	No

Place first nuclear concrete for Unit 3	13-3Q-5 8/1/2013	13-3Q 8/1/2013	13-3Q 8/1/2013			No	No

Set Unit 2 Steam Generator	13-4Q-1 11/30/2013	13-3Q 9/9/2013	13-3Q 9/9/2013		-2 Months	No	No

Main Transformers Ready to Ship - Unit 2	13-4Q-2 11/30/2013	13-3Q 9/30/2013	13-3Q 9/30/2013		-2 Months	No	No

13

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Complete Unit 3 Steam Generator Hydrotest at fabricator	13-4Q-3 12/31/2013	15-2Q 4/30/2015	14-1Q 2/28/2014		+2 Months	No	No	Change between 1st and 2nd Quarters due to schedule refinement.

Set Unit 2 Containment Vessel Bottom Head on basemat legs	13-4Q-4 11/21/2013	13-3Q 8/31/2013	11-4Q 11/21/2011		-24 Months	No	No	Change between 1st and 2nd Quarters due to schedule refinement and improvements in logic.

Set Unit 2 Pressurizer Vessel	14-1Q-1 1/24/2014	14-1Q 1/24/2014	14-1Q 1/24/2014			No	No

Reactor Coolant Pump Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 3	14-1Q-2 1/31/2014	15-1Q 2/28/2015	15-1Q 2/28/2015		+13 Months	No	No

Deliver Reactor Vessel Internals to Port of Export - Unit 3	14-1Q-3 3/31/2014	15-2Q 6/30/2015	15-2Q 6/30/2015		+15 Months	No	No

Main Transformers Fabricator Issue PO for Material - Unit 3	14-1Q-4 2/28/2014	14-2Q 4/30/2014	14-2Q 4/30/2014		+2 Months	No	No

Complete welding of Unit 2 Passive Residual Heat Removal System piping	14-2Q-1 3/19/2014	14-1Q 3/19/2014	14-1Q 3/19/2014			No	No

Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 3	14-2Q-2 4/30/2014	15-2Q 4/30/2015	15-2Q 4/30/2015		+12 Months	No	No

Refueling Machine - Shipment of Equipment to Site - Unit 3	14-2Q-3 5/31/2014	14-2Q 5/31/2014	14-2Q 5/31/2014			No	No

14

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Set Unit 2 Polar Crane	14-3Q-1 8/31/2014	14-2Q 4/3/2014	14-2Q 4/3/2014		-4 Months	No	No

Reactor Coolant Pumps - Shipment of Equipment to Site - Unit 3	14-3Q-2 7/31/2014	15-2Q 6/30/2015	15-2Q 6/30/2015		+11 Months	No	No

Main Transformers Ready to Ship - Unit 3	14-3Q-3 9/30/2014	14-3Q 9/30/2014	14-3Q 9/30/2014			No	No

Spent Fuel Strorage Rack - Shipment of Last Rack Module - Unit 3	14-4Q-1 12/31/2014	14-4Q 12/31/2014	14-4Q 12/31/2014			No	No

Start electrical cable pulling in Unit 2 Auxillary Building	15-1Q-1 2/28/2015	15-1Q 2/28/2015	14-4Q 12/26/2014		-2 Months	No	No	Change between 1st and 2nd Quarters due to schedule refinement and improvements in logic.

Complete Unit 2 Reactor Coolant System cold hydro	15-1Q-2 2/28/2015	15-3Q 8/3/2015	15-3Q 8/3/2015		+6 Months	No	No

Activate class 1E DC power in Unit 2 Auxilary Building.	15-2Q-1 3/5/2015	15-1Q 3/5/2015	15-1Q 3/5/2015			No	No

Complete Unit 2 hot functional test.	15-3Q-1 9/21/2015	15-3Q 9/21/2015	15-3Q 9/21/2015			No	No

Install Unit 3 ring 3 for containment vessel	15-3Q-2 7/30/2015	15-3Q 7/30/2015	15-3Q 7/30/2015			No	No

Load Unit 2 nuclear fuel	15-4Q-1 10/28/2015	15-4Q 10/28/2015	15-4Q 10/28/2015			No	No

Unit 2 Substantial Completion	16-1Q-1 2/28/2016	16-2Q 4/1/2016	16-2Q 4/1/2016		+2 Months	No	No

15

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Set Unit 3 Reactor Vessel	16-2Q-1 5/31/2016	15-4Q 10/1/2015	15-4Q 10/1/2015		-7 Months	No	No

Set Unit 3 Steam Generator #2	16-3Q-1 8/31/2016	16-1Q 2/28/2016	15-4Q 12/22/2015		-8 Months	No	No	Change between 1st and 2nd Quarters due to schedule refinement and improvements in logic.

Set Unit 3 Pressurizer Vessel	16-4Q-1 11/30/2016	16-2Q 5/16/2016	16-2Q 5/16/2016		-6 Months	No	No

Complete welding of Unit 3 Passive Residual Heat Removal System piping	17-1Q-1 2/28/2017	16-2Q 6/20/2016	16-2Q 6/20/2016		-8 Months	No	No

Set Unit 3 polar crane	17-2Q-1 2/28/2017	16-3Q 7/18/2016	16-3Q 7/18/2016		-6 Months	No	No

Start Unit 3 Shield Building roof slab rebar placement	17-3Q-1 8/31/2017	17-1Q 1/16/2017	17-1Q 1/16/2017		-7 Months	No	No

Start Unit 3 Auxiliary Building electrical cable pulling	17-4Q-1 11/30/2017	17-2Q 4/6/2017	17-2Q 4/6/2017		-7 Months	No	No

Activate Unit 3 Auxiliary Building class 1E DC power	18-1Q-1 2/28/2018	17-2Q 6/9/2017	17-2Q 6/9/2017		-8 Months	No	No

Complete Unit 3 Reactor Coolant System cold hydro	18-2Q-1 5/31/2018	18-1Q 1/1/2018	18-1Q 1/1/2018		-4 Months	No	No

Complete Unit 3 hot functional test	18-2Q-1 5/31/2018	18-1Q 2/15/2018	18-1Q 2/15/2018		-3 Months	No	No

16

Updated Milestone Description	BLRA Year/Quarter Application	1st Qtr 2009	2nd Qtr 2009	Actual Completion Date	Delta Months from BLRA Year/Quarter	Outside +18/-24 Month Contingency?	Substantial Completion Date Impact?	Notes

Complete Unit 3 nuclear fuel load	18-3Q-1 7/31/2018	18-3Q 7/31/2018	18-3Q 7/31/2018			No	No

Begin Unit 3 full power operation	18-4Q-1 10/31/2018	19-1Q 2/28/2019	18-4Q 10/31/2018		-4 Months	No	No	Change between 1st and 2nd Quarters due to schedule refinement and improvements in logic.

Unit 3 Substantial Completion	19-1Q-1 1/1/2019	19-1Q 1/1/2019	19-1Q 1/1/2019			No	No

SUMMARY

Total Milestones Completed - 33 out of 146 = 23%

Milestones Completed   2Q-09 - 5 out of 5 = 100%

Milestone Movement - 1Q-09 vs. 2Q-09:

a)  Forward Movement (+) - 1 out of 146 = 1%

b)  Backward Movement (-) - 5 out of 146 = 3%

Milestones Within +12- +17 Month range = 12 out of 146 = 8%

COMPLETED ITEMS  = Gray   DIFFERENCE BETWEEN 1st AND 2nd QUARTERS = Yellow

17

APPENDIX 2

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending June 30, 2009

Appendix 2 is an updated and expanded version of the information contained in Exhibit F to the Combined Application Hearing Exhibit 16, EEB-1-P/C.  The information contained in Appendix 2 has been updated or expanded to show:

1.             The actual expenditures on the project by plant cost category through the current period.

2.             The changes in capital costs reflecting the Company’s current forecast of expenditures on the project for each future period by plant cost category.  In updating its cost projections the Company has used the current construction schedule for the project and the Commission-approved inflation indices as set forth in Appendix 5 to this report.

3.             The cumulative Construction Work in Progress for the project and the balance of Construction Work in Progress that is not yet reflected in revised rates.

4.             The current rate for calculating AFUDC computed as required under applicable FERC regulations.

Appendix 2

UPDATED and ANTICIPATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

		Actual		Projected
Plant Cost Categories	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B
Firm with Indexed Adjustment	CONFIDENTIAL
Actual Craft Wages
Non-Labor Costs
Time & Materials
Owners Costs

Total Unescalated Project Costs	3,787,863	21,723	97,467	338,574	408,595	441,028	594,657	608,589	451,295	373,874	258,271	103,951	89,839
Project Cost Escalation	1,477,351	—	3,409	25,559	58,063	97,648	195,234	259,275	241,751	231,139	200,257	83,013	82,003
Contingency(2007 $)	392,003	—	—	37,812	40,770	49,410	55,308	55,994	52,233	43,838	29,417	18,818	8,403
Contingency Escalation	166,915	—	—	2,858	6,508	12,922	19,523	24,632	28,098	27,522	22,993	15,608	6,251

Total Net Cash Flow	5,824,132	21,723	100,876	404,803	513,936	601,008	864,722	948,490	773,377	676,373	510,938	221,390	186,496

Transmission Projects
Total Unescalated Project Costs	308,592	—	27	555	1,502	3,043	4,864	9,947	24,850	37,443	43,451	81,739	101,171
Contingency	46,289	—	—	46	—	—	167	1,456	4,054	5,985	329	13,606	20,646
Escalation	363,689	—	2	77	329	855	1,967	5,824	18,518	33,952	40,937	105,024	156,204
Total Net Cash Flow	718,570	—	29	678	1,831	3,898	6,998	17,227	47,422	77,380	84,717	200,369	278,021

Total Project Cash Flow	6,542,702	21,723	100,905	405,481	515,767	604,906	871,720	965,717	820,799	753,753	595,655	421,759	464,517

Cumulative Project Cash Flow		21,723	122,629	528,110	1,043,877	1,648,783	2,520,503	3,486,220	4,307,019	5,060,772	5,656,427	6,078,186	6,542,702

AFUDC(Capitalized Interest)	312,319	645	3,497	15,438	24,544	28,958	35,912	45,071	44,159	37,671	25,415	22,894	28,115

Gross Construction	6,855,021	22,368	104,403	420,919	540,311	633,864	907,632	1,010,788	864,958	791,424	621,070	444,653	492,632

Construction Work in Process		22,368	126,771	547,690	1,088,001	1,721,865	2,629,497	3,640,285	4,505,243	5,296,667	5,917,737	6,362,389	6,855,021

CWIP Currently in Rates				65,961

June 30, 2009 Actual Incremental CWIP Not Currently in Rates				207,013

Notes:
Current Period AFUDC rate applied	8.08%

The AFUDC rate applied is the current SCE&G rate. AFUDC rates can vary with changes in market interest rates, SCE&G's embedded cost of capital, capitalization ratios, construction work in process, and SCE&G's short-term debt outstanding.

APPENDIX 3

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending June 30, 2009

For comparison purposes, Appendix 3 provides an original version of Exhibit F to the Combined Application Hearing Exhibit 16, EEB-1-P/C.  It contains the original Cumulative Project Cash Flow for the project which was approved by the Commission, as the Approved Capital Cost of the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(2), but subject to revision for escalation, changes in AFUDC rates and amounts, capital cost scheduling contingencies and other contingency adjustments as authorized in Order No. 2009-104A.

Appendix 3

EXHIBIT F, Chart A to Combined Application

Docket 2008-196-E

ANTICIPATED CONSTRUCTION SCHEDULE

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

Plant Cost Categories	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B	CONFIDENTIAL
Firm with Indexed Adjustment
Actual Craft Wages
Non-Labor Costs
Time & Materials
Owners Costs

Total Unescalated Project Costs	3,787,863	21,473	168,471	395,303	517,524	533,119	525,685	504,453	425,797	293,457	206,690	126,733	69,158
Project Cost Escalation	1,098,590	—	4,080	32,529	72,881	103,707	137,905	172,041	180,354	143,984	123,017	82,462	45,630
Contingency(2007 $)	392,004	—	9,968	27,844	40,770	49,411	55,308	55,994	52,233	43,838	29,417	18,818	8,403
Contingency Escalation	132,610	—	307	2,494	6,017	10,324	15,360	19,555	22,237	21,488	17,503	12,204	5,121

Total Net Cash Flow	5,411,067	21,473	182,826	458,170	637,192	696,561	734,258	752,043	680,621	502,767	376,627	240,217	128,312

Transmission Projects
Total Unescalated Project Costs	308,591	—	—	308	—	—	1,111	9,707	27,029	39,903	2,192	90,704	137,637
Contingency	46,289	—	—	46	—	—	167	1,456	4,054	5,985	329	13,606	20,646
Escalation	283,140	—	—	24	—	—	388	4,392	15,199	27,126	1,765	85,213	149,033
Total Net Cash Flow	638,020	—	—	378	—	—	1,666	15,555	46,282	73,014	4,286	189,523	307,316

Total Project Cash Flow	6,049,087	21,473	182,826	458,548	637,192	696,561	735,924	767,598	726,903	575,781	380,913	429,740	435,628

Cumulative Project Cash Flow		21,473	204,299	662,847	1,300,039	1,996,600	2,732,524	3,500,122	4,227,025	4,802,806	5,183,719	5,613,459	6,049,087

AFUDC(Capitalized Interest)	264,289	645	5,204	17,292	24,459	31,461	34,135	34,466	33,650	28,726	13,395	17,577	23,279

Gross Construction	6,313,376	22,118	188,030	475,840	661,651	728,022	770,059	802,064	760,553	604,507	394,308	447,317	458,907

Construction Work in Process		22,118	210,148	685,988	1,347,639	2,075,661	2,845,720	3,647,784	4,408,337	5,012,844	5,407,152	5,854,469	6,313,376

Notes:
AFUDC rate applied	5.52%

The AFUDC rate applied is the current SCE&G rate. AFUDC rates can vary with changes in market interest rates, SCE&G’s embedded cost of capital, capitalization ratios, construction work in process, and SCE&G’s short-term debt outstanding.

APPENDIX 4

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending June 30, 2009

Chart A of Appendix 4 sets forth a schedule showing the Cumulative Project Cash Flow approved by the Commission for each year of the project, as adjusted for inflation and approved contingencies.  The Cumulative Project Cash Flow target as approved in Order No. 2009-104A and as updated for escalation and other Commission-approved adjustments is found under the heading “Per Order 2009-104A Adjusted.”  The adjustments reflect:

1.             Changes in inflation indices.

2.             Changes in the timing of capital costs based on the use of the Cost Rescheduling contingencies authorized by the Commission, if any.

3.             Budget Carry-forward Adjustments used, where appropriate to track the effect of lower-than-expected cumulative costs on the future cumulative cash flow of the project.

4.             Carry forward of unused contingencies from prior years and contingency timing adjustments related to the acceleration of capital costs as authorized by the Commission.

Chart A of Appendix 4 also shows the cumulative cash flow for the project based on actual expenditures to date and the current construction schedule and forecast of year-by-year cost and going forward.  This information is found under the heading “Actual through June 2009, plus Projected.”  This part of Appendix 4, Chart A contains the same information that is presented in Appendix 2 but unlike Appendix 2, it shows plant and transmission contingencies as a single pool of funds as was envisioned in Order No. 2009-104A.

Chart B of Appendix 4 provides a comparison of the adjusted Cumulative Project Cash Flow target for the project with the actual and forecasted cash flow for the project.  This section Chart A of Appendix 4 also shows the cumulative contingency available to cover any amount by which the actual or forecasted expenditure is greater than the approved target expenditure during any year.

Chart C of Appendix 4 provides a year-by-year schedule of available contingency funds as well as their actual or anticipated use, and carry forward of unused amounts.

Appendix 4, Chart A

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

Per Order 2009 104-A Adjusted

	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018

Annual Project Cash Flow(per order)	6,049,087	21,473	182,826	458,548	637,192	696,561	735,924	767,598	726,903	575,781	380,913	429,740	435,628
Capital Cost Rescheduling Contingency		—	—	—	—	—	—	—	—	—	—	—	—
Budget Carry-Forward Adjustment
Contingency Pool Timing Adjustment	—	—	(9,968)	9,968	—	—	—	—	—	—	—	—	—
Net	6,049,087	21,473	172,858	468,516	637,192	696,561	735,924	767,598	726,903	575,781	380,913	429,740	435,628

Adjusted for Change in Escalation	6,435,507	21,473	171,296	464,504	642,487	722,717	775,578	815,285	782,085	629,661	424,424	484,456	501,541

Cumulative Project Cash Flow(Target)		21,473	192,769	657,273	1,299,760	2,022,477	2,798,055	3,613,340	4,395,425	5,025,086	5,449,510	5,933,966	6,435,507

Actual through June, 2009 plus Projected

		Actual		Projected
Plant Cost Categories	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B
Firm with Indexed Adjustment
Actual Craft Wages	CONFIDENTIAL
Non-Labor Costs
Time & Materials
Owners Costs
Transmission Projects

Total Base Project Costs(2007 $)	4,096,455	21,723	97,494	339,129	410,097	444,071	599,521	618,536	476,145	411,317	301,722	185,690	191,010
Total Project Contingency(2007 $)	438,292	—	—	37,858	40,770	49,410	55,475	57,450	56,287	49,823	29,746	32,424	29,049
Total Project Commitment(2007$)	4,534,747	21,723	97,494	376,987	450,867	493,481	654,996	675,986	532,432	461,140	331,468	218,114	220,059

Total Project Escalation	2,007,955	—	3,411	28,494	64,900	111,425	216,724	289,731	288,367	292,613	264,187	203,645	244,458

Total Revised Project Cash Flow	6,542,702	21,723	100,905	405,481	515,767	604,906	871,720	965,717	820,799	753,753	595,655	421,759	464,517

Cumulative Project Cash Flow(Revised)		21,723	122,629	528,110	1,043,877	1,648,783	2,520,503	3,486,220	4,307,019	5,060,772	5,656,427	6,078,186	6,542,702

Appendix 4, Chart B

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018

Project Cash Flow Target	6,435,507	21,473	171,296	464,504	642,487	722,717	775,578	815,285	782,085	629,661	424,424	484,456	501,541

Total Revised Project Cash Flow	6,542,702	21,723	100,905	405,481	515,767	604,906	871,720	965,717	820,799	753,753	595,655	421,759	464,517

Comparison of Revised Cash Flow to Target

Year over Year Change	107,195	250	(70,391)	(59,023)	(126,720)	(117,811)	96,142	150,432	38,714	124,092	171,231	(62,697)	(37,025)

Cumulative Revised Project Cash Flow		21,723	122,629	528,110	1,043,877	1,648,783	2,520,503	3,486,220	4,307,019	5,060,772	5,656,427	6,078,186	6,542,702

Cumulative Project Cash Flow(Target)		21,473	192,769	657,273	1,299,760	2,022,477	2,798,055	3,613,340	4,395,425	5,025,086	5,449,510	5,933,966	6,435,507

Over/(Under)-Before Contingency		250	(70,140)	(129,163)	(255,883)	(373,694)	(277,552)	(127,120)	(88,406)	35,686	206,917	144,220	107,195

Projected Cumulative Available Contingency *		—	—	37,858	78,628	128,038	183,513	240,963	297,250	347,073	376,819	409,243	438,292

Cumulative Use of Contingency				—	—	—	—	—	—	35,686	206,917	144,220	107,195

Projected Net Contingency Available		—	—	37,858	78,628	128,038	183,513	240,963	297,250	311,387	169,902	265,023	331,097

* For simplicity, contingency numbers are stated in 2007 dollars.  Actual available contingency is expected to be higher due to escalation.

Appendix 4, Chart C

Contingency Schedule

(Thousands of $)

		Actual	Projected
	Total	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Original Projected Contingency	438,293	9,968	27,890	40,770	49,411	55,475	57,450	56,287	49,823	29,746	32,424	29,049

Contingency Pool Timing Adjustment	—	(9,968)	9,968	—	—	—	—	—	—	—	—	—

Revised Forecast	438,293	—	37,858	40,770	49,411	55,475	57,450	56,287	49,823	29,746	32,424	29,049

Cumulative Contingency Available*		—	37,858	78,628	128,039	183,514	240,964	297,251	347,074	376,820	409,244	438,293

Application of Contingency	107,195	—	—	—	—	—	—	—	35,686	171,231	(62,697)	(37,025)

Cumulative Use of Contingency		—	—	—	—	—	—	—	35,686	206,917	144,220	107,195

Cumulative Net Contingency Available		—	37,858	78,628	128,039	183,514	240,964	297,251	311,388	169,903	265,024	331,098

* For simplicity, contingency numbers are stated in 2007 dollars.  Actual available contingency is expected to be higher due to escalation.

APPENDIX 5

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending June 30, 2009

Appendix 5 shows the changes in the inflation indices approved in Order No. 2009-104A.  Included is a ten year history of the Handy Whitman All Steam Index, South Atlantic Region; the Handy Whitman All Steam and Nuclear Index, South Atlantic Region; Handy Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index.  The change in the relevant indices from the Combined Application is also provided.

Appendix 5, Chart A

Inflation Indices, Chart A

HW All Steam Generation Plant Index, January 2009

Year	Index	Yr/Yr change	Three year Average	Five Year Average	Ten Year Average

2009	543	4.83%	7.19%	7.19%	4.9%
2008	518	8.14%	7.50%	6.65%	4.5%
2007	479	8.62%	7.66%	5.51%
2006	441	5.76%	5.49%	4.17%
2005	417	8.59%	4.39%	4.08%
2004	384	2.13%	2.17%	2.65%
2003	376	2.45%	3.22%	2.35%
2002	367	1.94%	2.90%
2001	360	5.26%	2.45%
2000	342	1.48%
1999	337	0.60%
1998	335

	BLRA
	Filing	Update
	Jul-07	Jan-09

HW All Steam Index:
One year	7.68%	4.83%
Five Year	5.74%	7.19%

Appendix 5, Chart B

Inflation Indices, Chart B

HW All Steam and Nuclear Generation Plant Index, January 2009

Year	Index	Yr/Yr change	Three year Average	Five Year Average	Ten Year Average
2009	542	4.84%	7.21%	7.20%	4.9%
2008	517	7.93%	7.52%	6.66%	4.5%
2007	479	8.86%	7.75%	5.57%
2006	440	5.77%	5.51%	4.19%
2005	416	8.62%	4.40%	4.09%
2004	383	2.13%	2.18%	2.66%
2003	375	2.46%	3.23%	2.35%
2002	366	1.95%	2.91%
2001	359	5.28%	2.46%
2000	341	1.49%
1999	336	0.60%
1998	334

	BLRA
	Filing	Update
	Jul-07	Jan-09

HW All Steam/Nuclear Index:
One year	7.69%	4.84%
Five Year	5.75%	7.20%

Appendix 5, Chart C

Inflation Indices, Chart C

HW All Transmission Plant Index, January 2009

Year	Index	Yr/Yr change	Three year Average	Five Year Average	Ten Year Average
2009	580	7.4%	8.1%	8.60%	5.5%
2008	540	7.8%	8.5%	7.71%	4.7%
2007	501	9.2%	9.3%	6.1%	3.9%
2006	459	8.5%	7.2%	4.8%
2005	423	10.2%	4.3%	4.5%
2004	384	2.9%	1.7%	2.3%
2003	373	-0.3%	3.1%	1.7%
2002	374	2.5%	3.0%
2001	365	7.0%	2.1%
2000	341	-0.6%
1999	343	-0.3%
1998	344

	BLRA
	Filing	Update
	Jul-07	Jan-09

HW All Transmission Plant Index
One year	8.82%	7.41%
Five Year	6.86%	8.60%

Appendix 5

Inflation Indices, Chart D

GDP Chained Price Index,  2008

SERIESTYPE	UNIT	SHORT LABEL	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008

Chained Price Index—Gross Domestic Product
U.S. Macro - 10 Year Baseline	(2000=100)	Chained price index-gross domestic product , Source: BEA , Units: index- 2000=100.0	96.48	97.87	100.00	102.40	104.19	106.41	109.46	113.04	116.68	119.82	122.50
Annual Percent change				1.44%	2.18%	2.40%	1.75%	2.13%	2.87%	3.27%	3.22%	2.69%	2.24%
3-Year Annual Percent change							2.11%	2.09%	2.25%	2.75%	3.12%	3.06%	2.72%
5-Year Annual Percent change									2.26%	2.48%	2.64%	2.83%	2.86%
10-Year Annual Percent change													2.42%
Consumer Price Index, All-Urban
U.S. Macro - 10 Year Baseline	Index	Consumer price index, all-urban , Source: BLS , Units: - 1982-84=1.00	1.63	1.67	1.72	1.77	1.80	1.84	1.89	1.95	2.02	2.07	2.15
Percent change				2.19%	3.37%	2.82%	1.60%	2.30%	2.67%	3.37%	3.23%	2.86%	3.69%
3-Year Annual Percent change							2.59%	2.24%	2.19%	2.78%	3.09%	3.15%	3.26%
5-Year Annual Percent change									2.55%	2.55%	2.63%	2.88%	3.16%
10-Year Annual Percent change													2.81%
Producer Price Index—Finished Goods
U.S. Macro - 10 Year Baseline	(1982=1.0)	Producer price index-finished goods , Source: BLS , Units: index- 1982=1.0	1.31	1.33	1.38	1.41	1.39	1.43	1.48	1.56	1.60	1.67	1.77
Percent change				1.82%	3.76%	1.94%	-1.30%	3.18%	3.62%	4.85%	2.95%	3.92%	6.25%
3-Year Annual Percent change							1.44%	1.26%	1.81%	3.88%	3.81%	3.91%	4.37%
5-Year Annual Percent change									2.22%	2.44%	2.64%	3.70%	4.31%
10-Year Annual Percent change													3.08%

	BLRA
	Filing	Update
	Jul-07	Dec-08

GDP Chained Price Index
One year	2.66%	2.24%
Five Year	2.81%	2.86%

ATTACHMENT A: CURRENT SITE PHOTOGRAPHS

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending June 30, 2009

Attached are photographs of the site showing the status of construction activities during the reporting period.

Northern Area of Project
Construction
Offices
VCS 2
VCS 3

Northern Area of Project VCS 2 VCS 3 Construction Offices

Northern Area of Project
Unit 1
Plant Access
Road
VCS 2
Railroad
Spur

Northern Area of Project VCS 2 Railroad Spur Unit 1 Plant Access Road

Central Area of Project Spoils Area

Southern Area of Project
New Plant
Access Road
Laydown
Areas
Road to Parr

Laydown Areas New Plant Access Road Road to Parr Southern Area of Project

Southern Area of Project
New Bridge Location
New Plant Access Road
Laydown Areas

New Plant Access Road New Bridge Location Laydown Areas Southern Area of Project